Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Energy Future Intermediate Holding Company LLC and

EFIH Finance Inc. Announce Extension of Early Participation Date in Cash Tender Offer for Second Lien Notes in Connection with Second Lien Notes Settlement

DALLAS—May 20, 2014—Energy Future Intermediate Holding Company LLC (“EFIH”), a wholly-owned subsidiary of Energy Future Holdings Corp. (“EFH Corp.”), and EFIH Finance Inc. (“EFIH Finance” and together with EFIH, the “Issuer”) today announced that the early participation date for its previously announced offer to purchase EFIH Second Lien Notes (as defined below) for cash as a voluntary settlement with respect to the Issuer’s obligations under the EFIH Second Lien Notes (such settlement, the “EFIH Second Lien Settlement”) has been extended from 5:00 p.m., New York City time, on May 23, 2014 to 5:00 p.m., New York City time, on May 30, 2014 (the “Early Participation Date”). The EFIH Second Lien Settlement is open to all holders of the Issuer’s 11% Senior Secured Second Lien Notes due 2021 (the “EFIH 11% Second Lien Notes”) and 11.750% Senior Secured Second Lien Notes due 2022 (the “EFIH 11.750% Second Lien Notes” and together with the EFIH 11% Second Lien Notes, the “EFIH Second Lien Notes”). Except for the change to the Early Participation Date, the terms the EFIH Second Lien Settlement are unchanged, including the Expiration Date (as defined below).

Upon the terms and subject to the conditions of the offer to purchase with respect to the EFIH Second Lien Settlement, each holder of EFIH Second Lien Notes that validly tenders its EFIH Second Lien Notes on or prior to 5:00 p.m., New York City time, on the Early Participation Date, which may be further extended by EFIH at its sole discretion, will be eligible to receive on the closing date of the offer (the “Settlement Date”) as payment in full of any claims arising out of such holder’s interest in the EFIH Second Lien Notes an amount, paid in cash, equal to (i) $1,123.22 for each $1,000 principal amount of EFIH 11% Second Lien Notes and (ii) $1,166.22 for each $1,000 principal amount of EFIH 11.750% Second Lien Notes tendered based on an assumed Settlement Date of June 11, 2014, which amounts will be decreased in each case by $0.14 for each day after June 11, 2014 that the Settlement Date occurs (such amount as may be reduced, the “Total Consideration” as set forth in the table below). The Total Consideration includes an early participation payment (the “Early Participation Consideration” as set forth in the table below) of $50.00 per $1,000 principal amount of EFIH Second Lien Notes validly tendered on or prior to the Early Participation Date. Each holder that validly tenders its EFIH Second Lien Notes after the Early Participation Date and on or prior to the Expiration Date will be eligible to receive on the Settlement Date an amount, paid in cash, equal to the Total Consideration less the Early Participation Consideration (the “Tender Consideration” as set forth in the table below).

Securities	CUSIP Number(s)	Aggregate Principal Amount Outstanding	Tender Consideration(1)(2)	Early Participation Consideration	Total Consideration(1)(2)
EFIH 11% Second Lien Notes	29269QAB3	$406,392,000	$1,073.22	$50.00	$1,123.22
EFIH 11.750% Second Lien Notes	29269QAD9 U29197AB3	$1,750,000,000	$1,116.22	$50.00	$1,166.22

(1) Does not include accrued and unpaid interest up to, but not including, the Settlement Date, which will be paid on all of the EFIH Second Lien Notes accepted for purchase in the offer.

(2) The Total Consideration (and therefore also the Tender Consideration) will be decreased by $0.14 for each day after June 11, 2014 that the Settlement Date occurs.

The offer period for the EFIH Second Lien Settlement will expire at 11:59 p.m., New York City time, on June 6, 2014 (the “Expiration Date”), unless extended or earlier terminated by the Issuer in its sole discretion. The Issuer does not intend to permit the offer period for the EFIH Second Lien Settlement to expire prior to the date the EFIH Second Lien Settlement is heard, and approved, by the bankruptcy court.

The consummation of the EFIH Second Lien Settlement is subject to several conditions, including, among others, the closing of new debt financing through the issuance of approximately $1.9 billion of 8% Convertible Second Lien Subordinated Secured DIP Financing Notes due 2016 (the “EFIH Second Lien DIP Notes Financing”), which is also subject to several conditions. The EFIH Second Lien Settlement will not be consummated unless, among other things, the bankruptcy court approves the EFIH Second Lien DIP Notes Financing and the EFIH Second Lien Settlement.

Epiq Systems is serving as the Offer Agent and Depositary Agent, and may be contacted by telephone at (646) 282-2500 or toll free at (866) 734-9393, or by email at tabulation@epiqsystems.com (please reference “EFIH Second Lien Offer” in the subject line).

Other Information

This press release will not constitute an offer to sell, or the solicitation of an offer to buy, any EFIH Second Lien Notes, the EFIH Second Lien DIP Notes Financing or any other security. The offer to participate in the EFIH Second Lien Settlement is being made only pursuant to the offer to purchase and the related letter of transmittal. The offer to participate in the EFIH Second Lien Settlement is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Nothing in this press release will constitute or be deemed to constitute a solicitation by any party of votes to approve or reject a Chapter 11 plan of reorganization. A solicitation with respect to votes to approve or reject a Chapter 11 plan of reorganization may only be commenced once a disclosure statement that complies with section 1125 of the United States Code, 11 U.S.C. §§101 et. seq., has been approved by the United States Bankruptcy Court for the District of Delaware.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under Item 1A, “Risk Factors” and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K (and in the corresponding sections of any subsequent Quarterly Reports on Form 10-Q) filed by each of EFH Corp., EFIH and Energy Future Competitive Holdings Company LLC and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	our ability to obtain the approval of the bankruptcy court with respect to motions filed in the bankruptcy proceedings, including with respect to the EFIH Second Lien Settlement, the EFIH Second Lien DIP Notes Financing and the transactions related thereto;

•	the effectiveness of the overall restructuring activities pursuant to the bankruptcy filing and any additional strategies we employ to address our liquidity and capital resources;

•	the terms and conditions of any reorganization plan that is ultimately approved by the bankruptcy court;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in the bankruptcy proceedings;

•	the duration of the bankruptcy proceedings; and

•	restrictions on us due to the terms of debtor-in-possession financing facilities and restrictions imposed by the bankruptcy court.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

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Corporate Communications:

Allan Koenig

214-812-8080

Media.Relations@energyfutureholdings.com

Investor Relations:

Blake Holcomb

214-812-8005

Blake.Holcomb@energyfutureholdings.com

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